Exhibit 15.1

McMoRan Exploration Co.

1615 Poydras St.

New Orleans, La. 70112

October 21, 2003

To the Board of Directors and Stockholders of McMoRan Exploration Co.:

We are aware of the incorporation by reference in the Registration Statements (Form Nos. 333-67485, 333-95195, 333-57484, 333-87380, 333-90170, 333-105533 and 333-108408) of  McMoRan Exploration Co. of our report dated October 21, 2003 relating to the unaudited condensed interim financial statements of McMoRan Exploration Co. that is included in its Form10-Q for the quarter ended September 30, 2003.

Very truly yours,

/s/Ernst & Young LLP